EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT

Company                                                   State of Incorporation

Young Dental Manufacturing I, LLC...............................Missouri
                  Young Dental International, Inc...............Barbados
                  YI Europe, Limited............................England
Young Acquisitions Company......................................Missouri
                  Panoramic Rental Corp.........................Missouri
YI Europe, Limited..............................................England
Athena Technology, LLC..........................................Missouri
Young PS Acquisitions, LLC......................................Delaware
Young Colorado, LLC.............................................Delaware